Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,604,882)
Unrealized Gain (Loss) on Market Value of Commodity Futures	292,551
Dividend Income	116,690
Interest Income	184,519
ETF Transaction Fees	700
Total Income (Loss)	$(2,010,422)

Expenses
General Partner Management Fees	$44,010
Professional Fees	28,298
Brokerage Commissions	6,570
Directors' Fees and insurance	2,036
License fees	1,101
Total Expenses	$82,015
Net Income (Loss)	$(2,092,437)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/25	$101,930,082
Withdrawals ((150,000) Shares)	(9,634,685)
Net Income (Loss)	(2,092,437)

Net Asset Value End of Month	$90,202,960
Net Asset Value Per Share (1,450,000 Shares)	$62.21

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596